UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Paymentus Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40429	45-3188251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11605 North Community House Road, Suite 300
Charlotte, North Carolina		28277
(Address of Principal Executive Offices)		(Zip Code)

(888) 440-4826 Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2025 Executive Incentive Compensation Program

On March 13, 2025, the board of directors (the “Board”) of Paymentus Holdings, Inc. (the “Company”) adopted the Company’s 2025 Executive Incentive Compensation Plan (the “2025 Program”), which was established under the Company’s Executive Incentive Compensation Plan (“EICP”). The Board adopted the 2025 Program following its review of the Company’s executive compensation program and related information provided to the Board that was prepared for the Compensation Committee of the Board (the “Committee”) by its independent compensation consultant.

The name, position, current 2025 base salary and full-year target bonus amount of each of the Company’s executive officers participating in the 2025 Program is as follows:

Name	Position	2025 Base Salary	Target Bonus as a % of 2025 Base Salary
Dushyant Sharma	President and Chief Executive Officer	$371,315(1)	192.9%
Sanjay Kalra	Senior Vice President and Chief Financial Officer	$530,450(1)	100.0%
Jerry Portocalis	Chief Commercial Officer	$445,578(1)	100.0%
Andrew Gerber	General Counsel and Secretary	$362,033(1)	61.5%

_____________________________

(1) Represents a 3% increase over the 2024 base salary for each executive officer.

The performance components under the 2025 Program are equally weighted and consist of (i) gross revenue (“Revenue”), (ii) non-GAAP contribution profit (“CP”), (iii) Adjusted EBITDA, (iv) Adjusted EBITDA less capitalized software (“Adjusted EBITDA-LCS”), and (v) individual performance, with a performance target established for each of the four financial components for the fiscal year ending December 31, 2025. Each component under the 2025 Program may be achieved and a corresponding payout made independent of the other components, but the minimum threshold (as described below) for at least two of the four financial components must be achieved before any bonus payments will be made.

Under the 2025 Program, (i) a minimum threshold equal to 90% of the Revenue and CP targets must be met before any bonus payments will be made with respect to such components, and in the event either of the Revenue or CP targets are achieved at a level above 100% of the target for such components, the participant may receive up to an additional 10% payout with respect to such components, and (ii) a minimum threshold equal to 80% of the Adjusted EBITDA and Adjusted EBITDA-LCS targets must be met before any bonus payments will be made with respect to such components, and in the event either of the Adjusted EBITDA or Adjusted EBITDA-LCS targets are achieved at a level above 100% of the target for such components, the participant may receive up to an additional 10% payout with respect to such components. The individual performance payout will range from 0 to 120%, as determined by the Compensation Committee.

Payment of bonus amounts earned, if any, under the 2025 Program will be made following approval by the Audit Committee of the Board of the Company’s 2025 audited financial statements.

Unless otherwise determined by the Committee, participants in the 2025 Program must remain employed by the Company through the date that any bonus amount is paid in order to receive the bonus payment. The Board and the Committee, each in its sole discretion, generally retain the right to amend, supplement, supersede or cancel the 2025 Program for any reason, and reserve the right to determine whether and when to pay out any bonus amounts pursuant to or outside of the 2025 Program, regardless of the achievement of the performance targets.

The EICP under which the 2025 Program was established is filed as Exhibit 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2024 and described in our Definitive Proxy Statement, dated April 24, 2024, under the heading “Executive Compensation—Non-equity Incentive Plan Compensation.”

Payouts Under 2024 Executive Incentive Compensation Program and Discretionary Bonus

Also on March 13, 2025, the Board determined that the Company’s financial results for the fiscal year ended December 31, 2024 resulted in a formula payout under the Company’s 2024 Executive Incentive Compensation Plan (the “2024 Program”) of 120% of the target bonus opportunity for the executive officers participating in the 2024 Program, resulting in a bonus payment of $834,485 for Mr. Sharma, $618,000 for Mr. Kalra, $324,450 for Mr. Portocalis and $259,398 for Mr. Gerber. The 2024 Program is described in more detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2024.

In addition, in recognition of the exceptional bookings success of the Company in the fiscal year ended December 31, 2024, the Board approved payment of a discretionary bonus to Mr. Portocalis in the amount of $108,150, resulting in a total bonus payment to Mr. Portocalis of $432,600, which represents 100.0% of Mr. Portocalis’ base salary for the fiscal year ended December 31, 2024.

PAYMENTUS HOLDINGS, INC.

Date:	March 18, 2025	By:	/s/ Dushyant Sharma
Dushyant Sharma Chairman, President and Chief Executive Officer